Voxware Reports Record Revenue and Profit for Fiscal 2008

New Software Product Sales Drive First Full Year of Profitable Operation

Current Retail Market Conditions Presenting Challenges in First Quarter 2009

HAMILTON, NJ – September 29, 2008 – Voxware, Inc. (Nasdaq: VOXW), a leading supplier of software for voice-driven warehousing operations, reported results for the quarter and the fiscal year ended June 30, 2008. Overall revenues increased 52% to a record $23.384 million for the fiscal year ended June 30, 2008 from $15.420 million during the prior year. Revenues for the fourth fiscal quarter were $6.207 million, an increase of 27% over revenues of $4.904 million earned during the same quarter in the prior year. Net profit on a Generally Accepted Accounting Principles (“GAAP”) basis was $585,000 for the fiscal year ended June 30, 2008, compared to a loss of $1.936 million for the prior year, making fiscal year 2008 the first full year of profitable operation in the Company’s history. Net profit on a GAAP basis was $66,000 for the quarter ended June 30, 2008 compared to $90,000 for the quarter ended June 30, 2007. Voxware's financial statements for the year ended June 30, 2008, can be found in its Form 10-KSB filed with the Securities and Exchange Commission on September 29, 2008.

“Although we could not be more pleased with Voxware’s performance in Fiscal 2008, we must also point out that Fiscal 2009 will be challenging, particularly in the first fiscal quarter,” said Scott Yetter, Voxware CEO. “As economic conditions have deteriorated worldwide, certain vertical markets important to the Company such as retail and food distribution have been hit particularly hard, with existing customers delaying implementations and prospective customers delaying purchases.”

“We expect that these conditions, combined with a traditionally slow period in the later summer months, will lead Voxware to report lower revenues in the first quarter of Fiscal 2009 than we reported in the same period of Fiscal 2008. The Company has already taken some steps toward mitigating the impact of lower revenue in the first quarter of Fiscal 2009, and will take further steps if necessary.”

Net profit on a non-GAAP basis was $372,000 for the quarter ended June 30, 2008 and $1.483 million for the year ended June 30, 2008. The difference between the GAAP and non-GAAP net profit is attributable to non-cash stock-based compensation, which was $306,000 for the quarter ended June 30, 2008 and $898,000 for the year ended June 30, 2008.

About Voxware

Voxware, Inc. (NASDAQ: VOXW), provides voice-driven software products that optimize the full spectrum of warehouse operations for greater accuracy, productivity and flexibility in supply chain execution. Voxware’s corporate headquarters are in Hamilton, New Jersey, with operating offices in Cambridge, Massachusetts, the United Kingdom, and France. Additional information about Voxware can be obtained at http://www.voxware.com.

Voxware, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share data)
	June 30, 2008	June 30, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,503	$4,961
Accounts receivable, net of allowance for doubtful accounts of $201 and
$104 at June 30, 2008 and June 30, 2007, respectively	6,134	5,238
Inventory, net	533	1,046
Deferred project costs	163	268
Prepaids and other current assets	380	207
Total current assets	10,713	11,720

PROPERTY AND EQUIPMENT, NET	663	359
OTHER ASSETS	316	53
TOTAL ASSETS	$11,692	$12,132

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$566	$687
Accounts payable and accrued expenses	3,305	4,025
Current portion of deferred revenues	3,043	3,727
Total current liabilities	6,914	8,439
Long-term portion of deferred revenues	105	-
Long-term debt, net of current maturities	375	941
Total liabilities	7,394	9,380

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 12,000,000 shares authorized as of
June 30, 2008 and June 30, 2007; 6,488,529 and 6,368,963
shares issued and outstanding at June 30, 2008 and
June 30, 2007, respectively	6	6
Additional paid-in capital	79,032	78,088
Accumulated deficit	(74,740)	(75,325)
Accumulated other comprehensive loss	-	(17)
Total stockholders' equity	4,298	2,752
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,692	$12,132

Financial statements should be read in conjunction with the Notes to Consolidated Financial Statements contained in Forms 10-KSB and 10-QSB.

Voxware, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)
REVENUES
Product revenues	$4,319	$3,794	$17,173	$11,566
Services revenues	1,888	1,110	6,211	3,854
Total revenues	6,207	4,904	23,384	15,420

COST OF REVENUES
Cost of product revenues	1,345	1,235	5,835	3,785
Cost of services revenues	1,205	674	3,718	2,713
Total cost of revenues	2,550	1,909	9,553	6,498

GROSS PROFIT	3,657	2,995	13,831	8,922

OPERATING EXPENSES
Research and development	1,075	794	3,830	2,783
Sales and marketing	1,597	1,522	6,019	5,394
General and administrative	919	603	3,414	2,718
Total operating expenses	3,591	2,919	13,263	10,895

OPERATING PROFIT (LOSS)	66	76	568	(1,973)

INTEREST INCOME, NET	-	14	24	37

PROFIT (LOSS) BEFORE INCOME TAXES	66	90	592	(1,936)

PROVISION FOR INCOME TAXES	-	-	(7)	-

NET PROFIT (LOSS)	$66	$90	$585	$(1,936)

NET PROFIT (LOSS) PER SHARE
Basic	$0.01	$0.01	$0.09	$(0.31)
Diluted	$0.01	$0.01	$0.08	$(0.31)

WEIGHTED AVERAGE NUMBER OF SHARES USED IN
COMPUTING NET PROFIT (LOSS) PER SHARE
Basic	6,469	6,354	6,417	6,292
Diluted	7,071	7,208	7,139	6,292

Financial statements should be read in conjunction with the Notes to Consolidated Financial Statements contained in Forms 10-KSB and 10-QSB.

Voxware, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands)

	Three Months Ended June 30,
	2008		2008		2008
	GAAP		Adjustments		Non-GAAP
NET PROFIT	$66	(c)	$306	(a)	$372	(c)

	Year Ended June 30,
	2008		2008		2008
	GAAP		Adjustments		Non-GAAP
NET PROFIT	$585		$898	(b)	$1,483

Notes:
(a)

Adjustment to exclude non-cash stock-based compensation of $306,000 from Net Profit of which $31,000 was reported in research and development costs, $62,000 was reported in sales and marketing costs, and $213,000 was reported in general and administrative costs.

(b)

Adjustment to exclude non-cash stock-based compensation of $898,000 from Net Profit of which $86,000 was reported in research and development costs, $181,000 was reported in sales and marketing costs, and $631,000 was reported in general and administrative costs.

(c)	GAAP and non-GAAP net profit for the three months ended June 30, 2008 are not audited.

About Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measure defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP net profit. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure, the financial statements prepared in accordance with GAAP and reconciliations of Voxware’s GAAP financial statements to such non-GAAP measure should be carefully evaluated.

Management believes that the large increase in FAS 123R or stock-based compensation charges incurred during the year ended June 30, 2008 makes non-GAAP net profit an important metric for investors to value the Company. Non-cash stock-based compensation charges for the year ended June 30, 2008 were $898,000 compared to $166,000 in the year ended June 30, 2007, an increase of 441%. Accordingly, we believe that non-GAAP net profit, excluding non-cash stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude non-cash stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. The presentation of non-GAAP net profit, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from the non-GAAP net profit and evaluating such non-GAAP financial measures with financial measure calculated in accordance with GAAP.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware’s plans to differ or results to vary from those expected including the risks associated with Voxware’s need to introduce new and enhanced products and services in order to increase market penetration and the risk of obsolescence of its products and services due to technological change; Voxware’s need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware’s results of operations; competition from others; Voxware’s evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware’s need for additional capital and its ability to raise such capital on terms acceptable to Voxware; the potential for Nasdaq delisting proceedings; and a variety of risks set forth from time to time in Voxware’s filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly release results of any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.